                              EMPLOYMENT AGREEMENT
                              --------------------

     AGREEMENT effective as of the 1st of October, 2001, by and between GulfWest
Energy Inc.,  hereinafter called the Employer, and Thomas R. Kaetzer hereinafter called the Employee.

     1. Employment. Employer hereby employs the Employee and the Employee hereby accepts employment upon the terms and conditions hereinafter set forth.

     2. Term. Subject to the provisions for termination as hereinafter provided, the term of this  Agreement  shall be for a period  commencing on the 1st day of
October, 2001 and ending on the 30th day of September, 2004.

     3.  Compensation.  For all  services  rendered by the  Employee  under this
Agreement,  the  Employer  shall pay the  Employee  a base  salary  of  $150,000 increasing as deemed appropriate by the Employer's compensation committee. Also, the Employee  will  receive  $25,000  annual  contribution  to a life  insurance savings account and this will be paid monthly.

     4. Stock  Options/Warrants.  The Employee shall be awarded 300,000 warrants issued over time as follows:

          a. 100,000  warrants  issued April 30, 2002, with an exercise price of
     $.75 per share and an  expiration  date of October  31,  2006.

     b. 100,000 warrants issued October 31, 2002, with an exercise price of $.75 per share and an expiration date of October 31, 2007.

     c. 100,000 warrants issued October 31, 2003, with an exercise price of $.75 per share and an expiration date of October 31, 2008.

     5. Medical  Insurance.  The Employee shall be entitled to coverage pursuant to the terms and  provisions  of  Employer's  Medical/Hospitalization  insurance coverage and such other prerequisites as are generally available to employees of the Employer.

     6.  Duties.  The  Employee  is engaged in an  executive  capacity  with the
Employer and shall be assigned to  supervise  and direct the  activities  of the
Employer  as well as to  maintain  the  public  relations  and good  will of the
Employer.  The precise services of the Employee may be specified or changed from time to time at the direction of the Board of Directors of Employer.

     7.  Extent of  Services.  The  Employee  shall  devote as much of his time, attention  and energies to the business of the Employer as shall be necessary in the reasonable determination of the Board of Directors of Employer, to carry out the duties and responsibilities  delegated to Employee by Employer, but Employee shall not be precluded  from  engaging in other  business  activities so long as such additional business  activities do not, in the reasonable  determination of the Board of  Directors of Employer,  conflict  with the  interests of Employer, whether  or not such  business  activity  is pursued  for gain,  profit or other pecuniary advantages.

     8. Disclosure of Information. Employee will make no unauthorized disclosure of any Employer's trade secrets or confidential  information,  the disclosure of which would be detrimental  to Employer.  In the event of a breach or threatened breach by the Employee of the provisions of this  paragraph,  the Employer shall be entitled to an  injunction  restraining  the Employee  from  disclosing  such information,  in whole or in part, or from rendering any services to any person, firm,  corporation,  association  or other entity to whom such  information,  in whole or in part, has been  disclosed or is threatened to be disclosed.  Nothing herein shall be construed as  prohibiting  the Employer  from pursuing any other remedies  available  to the  Employer  for such  breach  or  threatened  breach, including the recovery of damages from the Employee.

     9. Expenses.  The Employee is authorized to incur  reasonable  expenses for promoting  the business of the  Employer,  including  expenses  for  automobile, entertainment,  travel and  similar  items.  The  Employer  will  reimburse  the
Employee for all such expenses upon the presentation by the Employee,  from time to time,  of an  itemized  account  of such  expenditures  and  approval  by the
Employer.

     10.  Vacations.  The Employee  shall be entitled each year to a vacation of three (3) weeks during which time his compensation shall be paid in full.

     11. Disability. If the Employee is unable to perform his services by reason of illness or incapacity for a continuous period of more than three months,  the compensation otherwise payable to him shall cease during the continued period of such illness or incapacity. The Employee's full compensation shall be reinstated
upon his return to employment  and the  discharge of his full duties  hereunder.
Notwithstanding anything herein to the contrary, the Employer may terminate this
Agreement  at any time after the Employee  shall be absent from his  employment, for whatever cause, for a continuous  period of more than three months,  and all obligation of the Employer hereunder shall cease upon any such termination.

     12. Death During  Employment.  If the Employee  dies during the term of his
employment,   the  Employer  shall  pay  to  the  estate  of  the  Employee  the compensation  which would  otherwise be payable to the Employee up to the end of the month in which the Employee's death occurs.

     13.  Restrictive  Covenant.  If the  Employee is  terminated  with cause or leaves the employ of the Employer for any reason,  then for a period of one year following such  termination by the Employer,  the Employee will not,  within any geographical  area wherein  Employer  conducts its business,  engage directly or indirectly,  own, manage,  operate,  control, be employed by, participate in, or engage in any manner with the ownership,  management,  operation,  or control of any business  entity whose primary  activity  includes the  exploration  for oil and/or gas, or engaging  in any other  similar  business  which would in any way compete  with  the  business  conducted  by the  Employer,  at the  time  of the termination of said Employee.

     14. Notices. Any notice of termination of the Agreement shall be sufficient if in writing, and if sent by certified mail to his residence in the case of the
Employee, or to its principal offices in the case of the Employer.

     15.  Termination.  The  Employer  shall  have the  right to  terminate  the employment of Employee at any time for cause.  As used herein,  the term "Cause"
is defined to mean (a)  willful  action  intended by the  Employee to  adversely impact the Employer or (b) the  conviction  of Employee of a felony or any other offense involving moral turpitude.  Employee may terminate this agreement at any time by the giving of ninety (90) days' prior  written  notice to  Employer,  in which case Employer shall be obligated to pay Employee all compensation  accrued through the effective  date of the  termination of the  employment,  after which neither party shall have any further rights or obligations except the obligation of Employee described in paragraph 7 and 13 hereof.

     16.  Waiver  of  Breach.  The  waiver  by the  Employer  of a breach of any provision of this Agreement by the Employee shall not operate or be construed as a waiver of any subsequent breach by the Employee.

     17.  Assignment.  The rights and  obligations  of the  Employee  under this
Agreement  shall not be  assignable  without  the prior  written  consent of the
Employer, which consent may be withheld at the discretion of the Employer.

     18.  Attorney's  Fees.  If either  party  hereto is  required to retain the services of legal counsel to enforce its rights hereunder,  the party prevailing in any such  proceeding  shall be entitled to  reimbursement  of its  reasonable legal expenses incurred.

     19.  Additional  Compensation  to  Employee  in the Event of the  Change of
Control  of the  Board of  Directors  of  Employer.  In the event of a change of control,  the  Employee  will have the option to  continue as an employee of the
Company under the terms of the  Agreement or receive a lump-sum  cash  severance payment  equal to 200% of his  annual  base  salary for the year  following  the change of control,  it being  understood  by Employer  that  Employee  would not otherwise  commit  to  provide  his  services  to  Employer  upon the  Terms and conditions  set forth  herein.  Such  additional  sums shall be paid to Employee within fifteen (15) business days from the written demand  therefor by Employee.
Any stock  options or warrants  held by the Employee  will become  vested in the
Event of a Change of Control and will remain valid for their duration.

     A "change of control" is defined  as: (i) an  acquisition  (other than from the Company) by an individual,  entity or a group  (excluding  the Company,  its subsidiaries,  a related employee benefit plan or a corporation the voting stock of which is  beneficially  owned  following such  acquisition 50% or more by the
Company's  stockholders in substantially  the same proportions as their holdings in the Company prior to such acquisition) of beneficial ownership of 50% or more of the  Company's  voting  stock;  (ii) a change in a  majority  of the Board of
Directors  (excluding  any persons  approved by a vote of at least a majority of the incumbent Board other than in connection  with a proxy  contest);  (iii) the approval by the stockholders of a reorganization, merger or consolidation (other than a reorganization, merger or consolidation in which all or substantially all of the  stockholders  of the Company  receive 50% or more of the voting stock of the surviving  company);  or (iv) a complete  liquidation  or dissolution of the
Company or the sale of all, or substantially all, of its assets.

     20. Entire Agreement.  This instrument contains the entire agreement of the parties. It may not be changed orally but only by an agreement in writing signed by the party against whom  enforcement or any waiver,  change,  modification  or discharge is sought.

     IN WITNESS  WHEREOF,  the parties have executed this Agreement the 30th day of May, 2002, but effective the 1st day of October, 2001.

                                    EMPLOYER:

                              GULFWEST ENERGY INC.

                                    By: \S\  John E. Loehr
                                    --------------------------------------------
                                    John E. Loehr
                                    On behalf of the  Compensation  Committee of
                                    the Board of Directors
                                                                                             -

                              GULFWEST ENERGY INC.

                                    By:
                                    --------------------------------------------
                                    Jim C. Bigham
                                    Title: Executive Vice President

                                    EMPLOYEE:

                                    By:
                                    --------------------------------------------
                                    Thomas R. Kaetzer